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                                                         EXHIBIT NO. EX-99.g.2.e

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                           FORM OF CUSTODIAN AGREEMENT
                              ADDENDUM NUMBER FIVE

         THIS ADDENDUM is made as of the ____ day of __________, 2001, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC TRUST COMPANY, formerly known as "Provident National Bank" ("PFPC Trust").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

         WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated June 19, 1989, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that the Fund may from time to time issue additional portfolios and, in such event, the provisions of the Agreement shall apply to such portfolios as may be mutually agreed to by the Fund and PFPC Trust;

         WHEREAS, PFPC Trust presently provides custodian services to those portfolios of the Fund designated as U.S. 6-10 Small Company Portfolio, U.S. 6-10 Value Portfolio, U.S. 4-10 Value Portfolio, U.S. 9-10 Small Company Portfolio, Tax-Managed U.S. 6-10 Small Company Portfolio and Tax-Managed U.S. 5-10 Value Portfolio, which portfolios shall be renamed U.S. Small Cap Portfolio, U.S. Small Cap Value Portfolio, U.S. Small XM Value Portfolio, U.S. Micro Cap Portfolio, Tax-Managed U.S. Small Cap Portfolio and Tax-Managed U.S. Small Cap Value Portfolio, respectively, and which are listed on Schedule A attached hereto; and

         WHEREAS, Tax-Managed U.S. Marketwide Value Portfolio X, Tax-Managed U.S. 5-10 Value Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio X and Tax-Managed DFA International Value Portfolio X have ceased to be portfolios of the Fund and shall no longer be considered "Portfolios" under the Agreement; and

         WHEREAS, Paragraph 28 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

         1. The Agreement is amended to provide that those portfolios set forth on "Schedule A, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated April 1, 2001," which is attached hereto, shall be "Covered Portfolios" under the Agreement.

         2. The fee schedules of PFPC Trust applicable to the Portfolios that are listed on Schedule A shall be as agreed to in writing, from time to time, by the Fund and PFPC Trust.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         5.       The effective date of this Addendum shall be April 1, 2001.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Five to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            DFA INVESTMENT DIMENSIONS GROUP INC.

                                            By: ________________________________
                                                Catherine L. Newell
                                                Vice President and Secretary

                                            PFPC TRUST COMPANY

                                            By: ________________________________
                                                Joseph Gramlich
                                                Senior Vice President


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                                                            AMENDED AND RESTATED
                                                                   APRIL 1, 2001

                                   SCHEDULE A

                                  PORTFOLIOS OF
                      DFA INVESTMENT DIMENSIONS GROUP INC.

                            U.S. SMALL CAP PORTFOLIO
                          U.S. LARGE COMPANY PORTFOLIO
                         U.S. SMALL CAP VALUE PORTFOLIO
                         U.S. LARGE CAP VALUE PORTFOLIO
                      ENHANCED U.S. LARGE COMPANY PORTFOLIO
                            U.S. MICRO CAP PORTFOLIO
                          U.S. SMALL XM VALUE PORTFOLIO
               AAM/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                           EMERGING MARKETS PORTFOLIO
                        JAPANESE SMALL COMPANY PORTFOLIO
                     UNITED KINGDOM SMALL COMPANY PORTFOLIO
                       CONTINENTAL SMALL COMPANY PORTFOLIO
                       PACIFIC RIM SMALL COMPANY PORTFOLIO
                       DFA ONE-YEAR FIXED INCOME PORTFOLIO
                   DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO
                        EMERGING MARKETS VALUE PORTFOLIO
                      DFA REAL ESTATE SECURITIES PORTFOLIO
               DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO
                       DFA FIVE-YEAR GOVERNMENT PORTFOLIO
                            VA SMALL VALUE PORTFOLIO
                            VA LARGE VALUE PORTFOLIO
                          VA SHORT-TERM FIXED PORTFOLIO
                      INTERNATIONAL SMALL COMPANY PORTFOLIO
                      EMERGING MARKETS SMALL CAP PORTFOLIO
                   TAX-MANAGED U.S. SMALL CAP VALUE PORTFOLIO
                      TAX-MANAGED U.S. SMALL CAP PORTFOLIO
                   TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO
                         LD U.S. LARGE COMPANY PORTFOLIO
                         HD U.S. LARGE COMPANY PORTFOLIO
                       LD U.S. MARKETWIDE VALUE PORTFOLIO
                       HD U.S. MARKETWIDE VALUE PORTFOLIO


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